UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2004

 CLECO CORPORATION

(Exact name of registrant as specified in its charter)

                Louisiana                                       1-15759                                      72-1445282

   (State or other jurisdiction           (Commission File Number)                    (IRS Employer

           of incorporation)                                                                                     Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

                                        Registrant's telephone number, including area code: (318) 484-7400

CLECO POWER LLC

(Exact name of registrant as specified in its charter)

                Louisiana                                       1-05663                                      72-0244480

   (State or other jurisdiction           (Commission File Number)                    (IRS Employer

           of incorporation)                                                                                     Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400

Item 5.            Other Events and Regulation FD Disclosure.

On July 6, 2004, Cleco Corporation announced that its Cleco Power LLC subsidiary has reached a preliminary settlement of its pending fuel audit and related issues with the Louisiana Public Service Commission (LPSC) staff and with interveners in the proceeding.  The settlement calls for Cleco Power to refund $16 million to its customers.  The specific method of distribution of the refund is under consideration.

Upon approval of the LPSC and the 27th Judicial District Court of Louisiana, the settlement will resolve the pending audit of Cleco Power's fuel adjustment clause and issues relating to certain trading practices, as well as civil litigation with regard to trading practices filed on behalf of Cleco Power's customers.  Subject to receipt of such approvals, Cleco Power agreed as a part of the settlement to make certain filings with the LPSC, to adopt a reasonable compliance monitoring program and to review with the LPSC staff its interaffiliate code of conduct.

Cleco's 2004 second quarter pre-tax earnings will be reduced by an estimated $10 million due to the settlement, which represents the amount of the customer refund and legal costs associated with the settlement, less amounts previously recorded in conjunction with issues covered by the settlement.

Item 7.            Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished herewith:

99.1     Press release issued July 6, 2004 regarding Cleco's preliminary settlement with state regulators on its pending fuel audit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATION

Date: July 6, 2004	By: /s/ Kathleen F. Nolen
Kathleen F. Nolen
Treasurer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO POWER LLC

Date: July 6, 2004	By: /s/ Kathleen F. Nolen
Kathleen F. Nolen
Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release issued July 6, 2004 regarding Cleco's preliminary settlement with state regulators on its pending fuel audit.